Exhibit 99.1

Contact:	Lewis M. Phelps
Maya Pogoda
Sitrick And Company
310-788-2850

Court Approves IBC Disclosure Statement;
Company Will Concurrently Seek Agreement with Teamsters
And Explore Alternatives in Event Agreement Cannot be Reached

Kansas City, MO – January 29, 2008 – Interstate Bakeries Corporation (IBC) (OTC:IBCIQ.PK) today announced that the U.S. Bankruptcy Court for the Western District of Missouri in Kansas City has ruled that the Company’s First Amended Disclosure Statement contains adequate information for the purpose of soliciting creditor approval for the Plan of Reorganization. The Company expects that the Plan materials and ballots will be mailed by February 4, 2008. The deadline for returning the ballots is March 3, 2008.  A hearing to confirm the Plan is scheduled for March 12, 2008.
The cornerstone of the amended Plan of Reorganization is the commitment by Silver Point Finance, L.L.C to provide the Company with up to $400 million in exit financing upon IBC’s emergence from Chapter 11 and the agreement by holders of approximately 95% of the Company’s pre-petition senior credit facility to support the Plan of Reorganization.
The amended Plan of Reorganization remains contingent on the Company reaching a mutually acceptable agreement with the International Brotherhood of Teamsters (Teamsters).
“We are pleased that the Court approved our Disclosure Statement, as that means we continue to have a credible business plan capable of paving our emergence from Chapter 11 and achieving sustainable profitability,” said Chief Executive Officer Craig

Jung. “The Court’s approval of the Company’s Disclosure Statement also means that Silver Point’s committed financing will remain in place and available until March 14, 2008.
“Our sincere hope is that the Teamsters understand that management continues to be available and open to reaching a mutually acceptable agreement with Teamsters Union leadership, or alternatively that a plan of reorganization is proposed that provides the same or greater value to our constituents, has committed financing, and has the support of all our unions,” Mr. Jung said.
The Company continues to believe that its Plan of Reorganization represents the best alternative to maximize value for its constituents in the Bankruptcy process, build competitive advantage and secure jobs for 24,000 IBC employees. At the same time, the Company said it continues to explore other alternatives to maximize creditor recovery in the event a Plan of Reorganization that allows the entire Company to emerge from Chapter 11 as a single entity cannot be implemented, including a potential sale of the Company in its entirety or in a series of transactions.
About the Company
Interstate Bakeries Corporation is one of the nation’s largest commercial bakers and distributors of fresh-baked bread and sweet goods, sold under various brand names, including Wonder®, Merita®, Home Pride®, Baker’s Inn®, Hostess®, Drake’s®, and Dolly Madison®. The company is headquartered in Kansas City, Missouri.
Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs, and higher costs for ingredients and energy.  The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Forward-Looking Statement

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the  terms of any reorganization plan ultimately confirmed; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension (if necessary) or refinance its DIP financing facility, which, pursuant to an extension, expires on June 2, 2008; the ability of the Company to confirm and consummate a plan of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary costpressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent and planned new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.